As filed with the Securities and Exchange Commission on December 23, 2020
Registration No. 333-251329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1. TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.
(Exact Name of Registrant as Specified In Its Charter)
Not applicable
(Translation of Registrant’s Name Into English (if Applicable))
Canada (Province or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number (if Applicable))	Not applicable (I.R.S. Employer Identification Number (if Applicable))
275 Armand-Frappier Blvd.
Laval, Quebec H7V 4A7, Canada
Telephone: (450) 680-4525
(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System
1015 15th Street, NW, Suite 1000
Washington, District of Columbia 20005
Telephone: (202) 572-3111
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent For Service in the United States)

Copies to:
Sebastien Roy Davies Ward Phillips & Vineberg LLP 1501 McGill College Ave Montréal, Québec H3A 3N9 Canada Telephone: (514) 841-6493	Roberto Bellini BELLUS Health Inc 275 Armand-Frappier Blvd. Laval, Québec H7V 4A7 Canada Telephone: (450) 680-4551	Mitchell S. Bloom Danielle Lauzon Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 United States (617) 570-1000
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Québec, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):
A.    ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.    ☒
at some future date (check appropriate box below)

1.    ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.    ☒
pursuant to Rule 467(b) on December 23, 2020 at 4:30 p.m. Eastern time because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on December 23, 2020.

3.    ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.    ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
Explanatory Note: The Registrant hereby amends its Registration Statement on Form F-10 (333-251329) filed with the Commission on December 14, 2020, to include the final short form base shelf prospectus filed with the Canadian securities commissions on the date hereof, relating to the future offering of securities of the Registrant in Canada and the United States.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares (no par value)	—	—	—	—
Total	$250,000,000	—	$250,000,000	$27,275(4)

(1)
There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant (the “Securities”) as shall have an aggregate initial offering price of up to $250,000,000. The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

(4)
$27,275 was previously paid in connection with the filing of the Registrant’s Form F-10 filed on December 14, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale therein and only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President, Finance of BELLUS Health Inc. at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Tel: 450-680-4500 and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference.”
SHORT FORM BASE SHELF
PROSPECTUS
New Issue and or Secondary Offering December 23, 2020
BELLUS HEALTH INC.
US$250,000,000
Common Shares
This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains valid, of common shares of BELLUS Health Inc. (the “Company”), with a total offering price of such securities of up to US$250,000,000 (or its equivalent in any other currency used to denominate the securities at the time of offering). The securities offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in one or more prospectus supplements. One or more shareholders of the Company may also offer and sell our common shares under this prospectus. See “Selling Shareholders” and “Plan of Distribution.”
All shelf information permitted under applicable securities legislation to be omitted from this prospectus, including, without limitation, the information disclosed in the specific terms of any offering of securities, as discussed above, will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except where an exemption from such delivery requirements has been obtained. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement and only for the purposes of the distribution of the securities to which that prospectus supplement pertains.

We are a Canadian company incorporated under the Canada Business Corporations Act.
The Company is permitted, under the multi-jurisdictional disclosure system (the “MJDS”), adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus and any prospectus supplement in accordance with Canadian disclosure requirements, which are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), and may not be comparable to financial statements of United States companies. The Corporation’s financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and/or the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission (the “SEC”).
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, that most of our officers and directors are residents of Canada, that many of the experts named in this prospectus may be residents of Canada, and that most or all of our assets and the assets of said persons are located outside of the United States. See “Enforcement of Judgments Against Foreign Persons or Companies.”
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The specific terms of any offering of common shares will be set forth in the applicable prospectus supplement and may include, without limitation: the number of common shares being offered, the currency (which may be United States dollars, Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms. A prospectus supplement relating to a particular offering of securities may include terms pertaining to the securities being offered thereunder that are not within the terms and parameters described in this prospectus. Where required by statute, regulation or policy, and where the securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.
The securities may be sold to or through one or more underwriters or dealers purchasing as principals and may also be sold to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated from time to time, at amounts and prices and other terms determined by us or any selling shareholder. The securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The prospectus supplement relating to a particular offering of securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such securities, the name or names of any selling shareholders, as well as the method of distribution and the terms of the offering of such securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. This prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators. See “Plan of Distribution.”
In connection with any offering of the securities other than an “at-the-market distribution”, unless otherwise specified in the relevant prospectus supplement, the underwriters, dealers or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” under this prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.
Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”), and on NASDAQ Global Market (“NASDAQ”), under the symbol “BLU.” On December 22, 2020, the last trading day prior to the date of this prospectus, the closing price of our common shares on the TSX and NASDAQ was Cdn$3.95 and US$3.09, respectively. Our head office is located at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada.
Investors should be aware that the acquisition, holding or disposition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. You should read the tax discussion contained in this prospectus and the applicable prospectus supplement with respect to a particular offering of the securities and consult your own tax advisor with respect to your own particular circumstances. No underwriter, agent or dealer has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
Any investment in securities involves significant risks that should be carefully considered by prospective investors before purchasing securities. The risks outlined in this prospectus and in the documents incorporated by reference herein, including the applicable prospectus supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in securities. See “Risk Factors.”

ABOUT THIS PROSPECTUS
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any amendment or supplement to this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common shares, and that information appearing in any document incorporated by reference is accurate only as of the date of such document. Our business, financial condition, results of operations or prospects may have changed since those dates. This prospectus is not an offer to sell or the solicitation of an offer to buy our common shares in any circumstances under which such offer or solicitation is unlawful.
In this prospectus, unless the context otherwise permits, the terms “BELLUS Health”, the “Company”, “we”, “us”, and “our” refer to BELLUS Health Inc. and its subsidiaries, BELLUS Health Cough Inc. and BELLUS Health Corp. References to “Cdn$” and “$” are to Canadian dollars and “US$” are to U.S. dollars.
All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available to us. Each prospectus supplement will be incorporated by reference in this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of those securities to which the prospectus supplement pertains.
This prospectus includes market share information, epidemiology and industry data, pricing and commercial forecasts obtained from independent industry publications and surveys. References in such documents to research reports, surveys or articles should not be construed as depicting the complete findings of the entire referenced report, survey or article. The information in any such report, survey or article is not incorporated by reference in this prospectus. Although we believe these sources are reliable, we have not independently verified any of the data in such reports, surveys or articles. Some data is also based on our estimates, which are derived from our review of our internal surveys, as well as independent sources. We cannot and do not provide any assurance as to the accuracy or completeness of such information. Market forecasts, in particular, are likely to be inaccurate, especially over long periods of time.
FINANCIAL INFORMATION
Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by the IASB and may not be comparable to financial statements of United States companies. Our financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and/or the standards of the PCAOB and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the SEC. Effective January 1, 2020, we have adopted the US$ as our presentation currency. While our 2019 Annual Financial Statements are presented in Cdn$, all subsequent financial statements, including our September 2020 Interim Financial Statements, are presented in US$.
ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) that the Company has or will file with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) relating to the common shares. Under the U.S. Registration Statement, the Company may, from time to time, sell common shares described in this prospectus in one or more offerings up to an aggregate offering amount of US$250,000,000. This prospectus, which forms a part of the U.S. Registration Statement, provides you with a general description of the common shares that the Company may offer and does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the U.S. Registration Statement.” Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell securities under U.S. Registration Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Company and the common shares.
Our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and accordingly, we are subject to the informational requirements of the U.S. Exchange Act and applicable Canadian requirements. In accordance with such requirements, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. You may read and download any public document that we have filed with securities commission or similar regulatory authorities in Canada, on SEDAR at www.sedar.com.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference in this prospectus may be obtained upon request without charge from our Vice President, Finance at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada, telephone: (450) 680-4500, or by accessing our disclosure documents available through the Internet on SEDAR, which can be accessed at www.sedar.com. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”), and may be accessed at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set forth herein.
Except to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other document that is also incorporated by reference in this prospectus, the following documents filed us with securities commissions or similar regulatory authorities in Canada are specifically incorporated by reference into, and form an integral part of, this prospectus:
(i)
our annual information form dated February 26, 2020 for the fiscal year ended December 31, 2019;

(ii)
our audited annual consolidated financial statements as at and for the years ended December 31, 2019 and 2018 together with the independent auditors’ reports thereon (the “2019 Annual Financial Statements”), except that the footnote to each of the audit reports included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into the prospectus and the U.S. Registration Statement on Form F-10 of which this prospectus is a part, and our accompanying management’s discussion and analysis dated February 26, 2020;

(iii)
our management information circular dated March 18, 2020 in connection with our annual and special meeting of shareholders held on May 14, 2020;

(iv)
our material change report dated March 31, 2020 regarding our acquisition of the remaining intellectual property rights to BLU-5937 from adMare;

(v)
our material change report dated October 28, 2020 announcing the closing of our US$40 million public offering of common shares in Canada and the United States;

(vi)
our material change report dated December 8, 2020 regarding our appointment of Ramzi Benamar as Chief Financial Officer; and

(vii)
our unaudited interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2020 and 2019 (the “September 2020 Interim Financial Statements”) (with the exception of the following notice included as the last sentence of the first paragraph of note 2(a) to these unaudited interim condensed financial statements: “These condensed consolidated interim financial statements have not been reviewed by the Company’s auditors.”) and our accompanying management’s discussion and analysis dated November 11, 2020.

Any documents of the type described in Item 11.1 of Form 44-101F1 — Short Form Prospectus Distributions filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and during the 25-month period that this prospectus, including any amendments hereto, remains valid shall be deemed to be incorporated by reference in this prospectus. Documents referenced in any of the documents incorporated by reference in this prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this prospectus.
Notwithstanding anything herein to the contrary, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Making such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Without limiting the generality of the foregoing, the description of our business appearing in this prospectus under the heading “Business of the Company” modifies and supersedes, to the extent inconsistent therewith, the description of our business contained under the heading “Business” in our annual information form dated February 26, 2020; the regulatory disclosure appearing in this prospectus under the heading “Regulatory Matters” modifies and supersedes, to the extent inconsistent therewith, the regulatory disclosure contained under the heading “Business” in our annual information form dated February 26, 2020; the risk factors appearing in this prospectus under the heading “Risk Factors” modifies and supersedes, to the extent inconsistent therewith, the risk factors contained under the heading “Risk Factors” in our annual information form dated February 26, 2020.
Upon a new annual information form and annual consolidated financial statements being filed by us with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this prospectus for purpose of future offers and sales of securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.
To the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this prospectus forms a part. In addition, we may incorporate by reference into this prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that we will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.
A prospectus supplement containing the specific variable terms in respect of an offering of the common shares will be delivered to purchasers of such common shares together with this prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement only for the purposes of the offering of the securities covered by such prospectus supplement.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement of which this prospectus is a part insofar as required by the SEC’s Form F-10:
(i)
the documents listed under “Documents Incorporated by Reference” in this prospectus;

(ii)
the consent of KPMG LLP, the Company’s independent auditor;

(iii)
the consent of Davies Ward Phillips & Vineberg LLP, the Company’s Canadian counsel; and

(iv)
powers of attorney of the Company’s directors and officers, as applicable.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking statements”), which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, targets, expectations, anticipations, estimates or intentions. In some cases, you can identify forward-looking statements by terminology such as “believe”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “potential”, “could”, “assume”, “project”, “guidance” or the negative of these terms or other similar expressions, although not all forward-looking statements include such words. The statements we make regarding the following matters are forward-looking by their nature and are based on certain of the assumptions noted below:
•
our aim to develop and commercialize BLU-5937 for the treatment of hypersensitization disorders, including chronic cough and chronic pruritus;

•
our aim to complete additional preclinical studies with BLU-5937;

•
our aim to complete additional clinical Phase 1 trials with BLU-5937;

•
our expectations to release topline results in the fourth quarter of 2021 for our Phase 2b SOOTHE clinical trial of BLU-5937 for the treatment of patients with RCC and to conduct an interim analysis in mid-2021, the results of which we may use to initiate planning activities for Phase 3 clinical trials;

•
our expectations to release topline results in the fourth quarter of 2021 for our Phase 2 BLUEPRINT clinical trial of BLU-5937 for the treatment of patients with chronic pruritus associated with atopic dermatitis;

•
our aim to further explore the potential of BLU-5937 for the treatment of other afferent hypersensitization-related conditions;

•
our expectations with respect to the timing and cost of the research and development activities of BLU-5937;

•
the function, potential benefits, tolerability profile, effectiveness and safety of our product candidates, including BLU-5937, including with respect to patient population, pricing and labeling, and the impact of our enrichment strategy on labeling;

•
our expectations with respect to pre-commercialization activities related to the commercial launch of BLU-5937;

•
our expectations regarding the potential once-daily dosing with extended release formulation for BLU-5937 and our aim to begin prototype development of the BLU-5937 once-daily formulation in 2021;

•
our expectations regarding our ability to arrange for and scale up the manufacturing of BLU-5937 to reach commercial scale;

•
our estimates and assessment of the potential markets (including size) for our product candidates;

•
our expectations regarding pricing and acceptance of our product candidates by the market;

•
our estimates and projections regarding potential pricing for BLU-5937 and how such pricing compares to other P2X3 inhibitors;

•
our estimates and projections regarding the size of the total addressable global refractory chronic cough market and associated P2X3 revenue potential;

•
the benefits and risks of our product candidates as compared to others;

•
our aim to obtain regulatory approvals to market our product candidates;

•
our expectations with respect to the cost of preclinical studies and clinical trials and commercialization of our product candidates, including BLU-5937;

•
our expectation of the continued listing of the common shares on the TSX and Nasdaq;

•
our current and future capital requirements and anticipated sources of financing or revenue;

•
our expectations regarding the COVID-19 pandemic and its impact on our business;

•
our expectations regarding the protection of our intellectual property;

•
our business strategy; and

•
our development and partnership plans and objectives.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements.
Conclusions, forecasts and projections set out in forward-looking information are based on our current objectives and strategies and on expectations and estimates and other factors and assumptions that we believe to be reasonable at the time applied but may prove to be incorrect. These include, but are not limited to:
•
the function, potential benefits, effectiveness and safety of BLU-5937;

•
the benefits and risks of our product candidates as compared to others;

•
the accuracy of our belief that selective P2X3 inhibitors have an improved tolerability profile compared to the most advanced P2X3 receptor inhibitor in development, Merck & Co.’s gefapixant;

•
progress, timing and costs related to the development, completion and potential commercialization of our product candidate;

•
estimates and projections regarding our industry;

•
market acceptance of our product candidate;

•
future success of current research and development activities;

•
achievement of development and commercial milestones, including forecasted preclinical study and clinical trial milestones within the anticipated timeframe;

•
our reliance on third parties to conduct preclinical studies and clinical trials for BLU-5937;

•
that the timeline and costs for our preclinical and clinical programs are not incorrectly estimated or affected by unforeseen circumstances;

•
the successful development of once daily dosing with extended release formulation for BLU-5937;

•
our ability to achieve intended order of market entry of BLU-5937 relative to other P2X3 inhibitors;

•
accuracy of our findings of statistically significant interaction between baseline cough frequency and treatment benefit, and realization of the intended benefits of our enrichment strategy;

•
accuracy of our estimates and projections regarding potential pricing for BLU-5937, including parity to other P2X3 inhibitors;

•
accuracy of our estimates and projections regarding the size of the total addressable global refractory chronic cough market and associated P2X3 revenue potential;

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the capacity of our primary supply chain to produce the required clinical supplies to support a Phase 3 program in refractory chronic cough within the anticipated timeframe;

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absence of interruption or delays in the operations of our suppliers of components or raw materials, contract research organizations or other third parties with whom we engage, whether as a result of disruptions caused by the COVID-19 pandemic or otherwise;

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accuracy of our expectations regarding label indication for BLU-5937 in refractory chronic cough and the potential to expand the use of P2X3 inhibitors on all refractory chronic cough patients;

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absence of material deterioration in general business and economic conditions, including the impact on the economy and financial markets of the COVID-19 pandemic and other health risks;

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the effectiveness of COVID-19 containment efforts and gradual recovery of global environment and global economic conditions;

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the receipt of regulatory and governmental approvals for research and development projects and timing thereof;

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the availability of tax credits and financing for research and development projects, and the availability of financing on favorable terms;

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our expectations regarding our status as a passive foreign investment company;

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the accuracy of our estimates regarding future financing and capital requirements and expenditures;

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the achievement of our forecasted cash burn rate;

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the sufficiency and validity of our intellectual property rights;

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our ability to secure, maintain and protect our intellectual property rights, and to operate without infringing on the proprietary rights of others or having third parties circumvent the rights owned or licensed by us;

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our ability to source and maintain licenses from third-party owners on acceptable terms and conditions;

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absence of significant changes in Canadian dollar-U.S. dollar and other foreign exchange rates or significant variability in interest rates;

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the absence of material changes in market competition and accuracy of our assumptions and projections regarding profile and market dynamic amongst more selective agents;

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our ability to attract and retain skilled staff;

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our ability to maintain ongoing relations with employees and business partners, suppliers and other third parties;

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the accuracy of the market research, third-party industry data and forecasts relied upon by us; and

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the absence of adverse changes in relevant laws or regulations.

There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. See “Risk Factors” in this prospectus. Should one or more of the risks, uncertainties or other factors outlined in this prospectus materialize, our objectives, strategies or intentions change, or any of the factors or assumptions underlying the forward-looking information prove incorrect, our actual results and our plans and targets could vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering statements containing forward-looking information and that it would be unreasonable to rely on such statements as creating legal rights regarding our future results or plans or targets. All of the forward-looking information in this prospectus is qualified by the cautionary statements herein.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Before making any investment decision in respect of the securities and for a detailed discussion of the risks and uncertainties associated with our business, its operations and its financial targets, performance and condition and the material factors and assumptions underlying the forward-looking information herein and therein, fully review the disclosure incorporated by reference in and included in this prospectus and any prospectus supplement, including the risks described in the “Risk Factors” section of this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Forward-looking statements made in a document incorporated by reference in this prospectus are made as at the date of the original document and have not been updated by us except as expressly provided for in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.
THE COMPANY
The company was incorporated on April 12, 2012 under the Canada Business Corporations Act and is the successor of BELLUS Health Inc., a company incorporated on June 17, 1993 (known as Neurochem Inc. prior to April 15, 2008). We have two wholly-owned subsidiaries, BELLUS Health Cough Inc., also incorporated under the Canada Business Corporations Act, and BELLUS Health Corp., incorporated under the laws of the state of Delaware. Our head office is located at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada.
Our outstanding common shares are listed on the TSX and NASDAQ under the symbol “BLU.”
Our website address is www.bellushealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is CT Corporation System and its telephone number is (202) 572-3111.
RECENT DEVELOPMENTS
There have been no material developments in the business of the Company, since the date of our most recent interim financial statements, which have not been disclosed in this prospectus.
On December 7, 2020, we announced the appointment of Ramzi Benamar as Chief Financial Officer.
On December 8, 2020, we announced that the first patient has been dosed in the Phase 2b SOOTHE trial. Topline results from SOOTHE are expected in the fourth quarter of 2021.
On December 14, 2020, we announced that the first patient has been dosed in the Phase 2 proof-of-concept BLUEPRINT trial evaluating the efficacy and safety of BLU-5937 in patients with chronic pruritus associated with atopic dermatitis (“AD”). Topline results from BLUEPRINT are expected in the fourth quarter of 2021.

BUSINESS OF THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of chronic cough and other hypersensitization disorders. Our lead product candidate, BLU-5937, is an investigational product that is a highly selective antagonist of the P2X3 receptor, a target linked to hypersensitivity. We are developing BLU-5937 for the treatment of chronic cough and chronic pruritus, or chronic itch. We believe these hypersensitization-related disorders, which share a common pathophysiology that is mediated through the P2X3 receptor, represent areas of significant unmet medical need and potentially large market opportunities. We believe BLU-5937’s characteristics observed in our preclinical studies and Phase 1 and 2 clinical trials position it for development as a potential competitive treatment option in the P2X3 antagonist class. We initiated two trials in the fourth quarter of 2020 including SOOTHE, a Phase 2b trial evaluating the efficacy and safety of BLU-5937 in refractory chronic cough (“RCC”) patients and BLUEPRINT, a Phase 2 proof-of-concept trial evaluating the efficacy and safety of BLU-5937 in patients with chronic itch associated with AD.
BLU-5937 in Chronic Cough
We are developing BLU-5937, a potent, highly selective, small molecule antagonist of the P2X3 receptor, as an oral therapy to reduce cough frequency in RCC patients.
On July 6, 2020, we announced topline results from our Phase 2 RELIEF clinical trial of BLU-5937 that demonstrated proof-of-concept in patients with RCC, and also announced our intention to move forward with BLU-5937 in a Phase 2b trial. On September 8, 2020, we announced the design and details of the SOOTHE Phase 2b trial in RCC patients. On December 8, 2020, we announced that the first patient has been dosed in the Phase 2b SOOTHE trial of BLU-5937.
Phase 2 RELIEF Clinical Trial
The RELIEF trial established proof-of-concept for BLU-5937 in the treatment of RCC patients. The RELIEF trial did not achieve statistical significance for the primary endpoint of reduction in placebo-adjusted cough frequency at any dose tested in the Intent to Treat Population (n=67); however, pre-specified analyses regarding the impact of baseline cough frequency on treatment effect, including subgroup analyses in participants with baseline awake cough frequency of ≥ 20 coughs/hour (“coughs/h”) and ≥ 32 coughs/h (median), revealed statistically significant and clinically meaningful reductions in cough frequency relative to placebo:
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Patients with ≥20 coughs/h (80% of trial patients) at baseline saw placebo-adjusted reductions in awake cough frequency of 20% (p=0.001), 18% (p=0.02), 19% (p=0.03) and 27% (p=0.003) at doses of 25, 50, 100 and 200 mg twice daily (BID) respectively.

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Patients with cough frequencies at or above the baseline median of 32 coughs/h at baseline (50% of trial patients) saw placebo-adjusted reductions in awake cough frequency of 28%, 28%, 30% and 32% (all p<0.0015) at doses of 25, 50, 100 and 200 mg BID, respectively.

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A statistically significant interaction (p=0.0258) was observed between average awake cough frequency at baseline and treatment effect, linking higher baseline cough frequency with improved treatment benefit.

Top-line results:
All patients — Intent to Treat Patient Population (n=67)
Dose	Placebo-adjusted reduction in awake cough frequency	P-value
25mg BID	-11%	p=0.14
50mg BID	-6%	p=0.46
100mg BID	-8%	p=0.41
200mg BID	-17%	p=0.09

Pre-specified Subgroup — Patients with awake cough frequency at ≥20 coughs/hour (n=54)
Dose	Placebo-adjusted reduction in awake cough frequency	P-value
25mg BID	-20%	p=0.0010
50mg BID	-18%	p=0.0186
100mg BID	-19%	p=0.0320
200mg BID	-27%	p=0.0026
Pre-specified Subgroup — Patients with awake cough frequency at or above baseline median (≥32.4 cough/hr; n=34)
Dose	Placebo-adjusted reduction in awake cough frequency	P-value
25mg BID	-28%	p=0.0005
50mg BID	-28%	p=0.0003
100mg BID	-30%	p=0.0014
200mg BID	-32%	p=0.0006
BLU-5937 was observed to be well tolerated with the most common (≥5%) treatment-emergent adverse events being headache (9.8%), back pain (8.2%), dysgeusia (8.2%), diarrhea (6.6%), upper respiratory tract infection (6.6%), dizziness (6.6%), and oropharyngeal pain (4.9%). No treatment-related serious adverse events and no withdrawals due to treatment-related adverse events were reported at any dose.
Taste related adverse events, including taste alteration and partial taste loss, were reported at all dose levels (6.5%, 9.8%, 10% and 8.6% at 25, 50, 100 and 200 mg BID, respectively, versus 4.9% on placebo) and mostly mild in nature. No patients reported complete taste loss. There were no clinically meaningful changes in vital signs, electrocardiogram or clinical laboratory values.

INCIDENCE OF TASTE DISTURBANCE ADVERSE EVENTS (SAFETY POPULATION)

	Placebo (n=61)	25mg BID (n=61)	50mg BID (n=61)	100mg BID (n=60)	200mg BID (n=58)	Total BLU-5937 (n=61)
Taste Disturbance	2 (3.3%)	3 (4.9%)	5 (8.2%)	5 (8.3%)	4 (6.9%)	5 (8.2%)
Partial Taste Loss	1 (1.6%)	2 (3.3%)	2 (3.3%)	2 (3.3%)	2 (3.4%)	2 (3.3%)
Complete Taste Loss	0	0	0	0	0	0
Total Taste AEs[1]	3 (4.9%)	4 (6.5%)	6 (9.8%)	6 (10.0%)	5 (8.6%)	6 (9.8%)

[1]One subject reported both taste disturbance and partial taste loss during the same period at all dose levels of BLU-5937 but is counted only once in the total taste AEs

RELIEF enrolled patients in 16 sites (eight in the United Kingdom and eight in the United States) and randomized a total of 68 refractory chronic cough patients; 67 were included in the Intent to Treat population. 52 patients completed both treatment periods and 16 patients dropped out in total, including 13 as a result of difficulties with conducting follow-up visits related to the COVID-19 pandemic or early termination of the trial. There were three additional non-drug related discontinuations.
Learnings from RELIEF Phase 2 Data
Based on the RELIEF trial results, we believe cough frequency at baseline is a key indicator of potential treatment benefit, with subgroup analysis of patients having baseline awake cough frequencies ≥20 coughs/h and ≥32 coughs/h demonstrating statistically significant and clinically meaningful benefit at all doses. Based on these analyses and the patient level data of patients with baseline awake cough frequency of ≥20 coughs/h and <32 coughs/h, we have selected a baseline cough frequency of 25 coughs/h as an inclusion criterion for the Phase 2b trial.
No dose response was observed in the Phase 2 RELIEF trial, including based on an analysis of within-patient dose response curves. Plasma concentrations achieved in RELIEF are also consistent with achieving receptor occupancies in the 75-95+% range. Based on this information, doses of 12.5 mg BID, 50 mg BID and 200 mg BID were selected for the Phase 2b trial.
Phase 2b SOOTHE Clinical Trial
The SOOTHE trial is a multicenter, randomized, double-blind, four-week, parallel-arm, placebo-controlled Phase 2b trial evaluating the efficacy and safety of three doses of BLU-5937 (12.5 mg, 50 mg and 200 mg BID) in 300 patients. Two hundred and forty participants with a baseline awake cough frequency of ≥25 coughs per hour are expected to be randomized across four arms (1:1:1:1) evaluating the three active doses and placebo in the main study. Treatment arms will be stratified to balance the number of participants per treatment group with baseline awake cough frequency ≥45 coughs per hour. The primary efficacy endpoint will be the placebo-adjusted change in the 24-hour cough frequency from baseline to day 28 collected with a cough recorder. An exploratory group of an additional 60 participants with a baseline awake cough frequency of ≥10 and <25 coughs per hour are expected to be randomized across two arms (1:1) evaluating one active dose (200 mg BID) and placebo to further investigate the effect of BLU-5937 in patients with lower cough frequency.

The trial is expected to enroll participants in approximately 120 sites, including 55 centers in the United States.
An interim analysis is expected to be conducted by an independent statistical team once 50% of patients have completed the main study and is anticipated in mid-2021. Using a predefined probability of efficacy hurdle, results from the interim analysis may be used to initiate planning activities for Phase 3. The SOOTHE study will continue to completion regardless of the results of the interim analysis; futility will not be assessed at the interim analysis.
Competitive Landscape
In addition to BELLUS Health, other companies are developing P2X3 antagonist product candidates for the treatment of RCC, including Merck & Co. (“Merck”), Bayer AG (“Bayer”) and Shionogi Inc. (“Shionogi”).
Merck announced top-line results of their two Phase 3 trials with MK-7264 at the European Respiratory Society (“ERS”) International Congress in September 2020. The high dose (45 mg BID) of MK-7264 achieved a statistically significant result in its primary endpoint of placebo-adjusted reduction in 24-hour cough frequency (18% in the 12-week COUGH-1 trial and 16% in the 24-week COUGH-2 trial, respectively), but showed significant rates of taste related adverse events (58% and 69% in COUGH-1 and COUGH-2, respectively). The impact of baseline cough frequency on treatment benefit was not disclosed in the Phase 3 trials, although a statistically significant interaction between baseline cough frequency and treatment benefit was observed in two Phase 2 trials.
Shionogi announced top-line results of its Phase 2a trial of S-600918 in patients with RCC at the ERS International Congress in October 2019, which included a placebo-adjusted reduction in 24-hour cough frequency of 32% (p=0.05) and 6.5% rate of taste related adverse events. The baseline awake cough frequency in this trial was most similar to RELIEF’s baseline awake cough frequency in the ≥32 coughs/h subgroup, and an interaction between baseline cough frequency and treatment effect was observed in this trial. In its Phase 2b trial of S-600918, Shionogi plans to utilize a baseline cough frequency inclusion criteria and stratify patients by baseline cough frequency to help balance trial arms.
In April 2020, Bayer announced top-line results of its Phase 2a trial evaluating BAY 1817080 at the American Thoracic Society International Conference, which demonstrated that higher doses of Bayer’s P2X3 antagonist significantly reduced 24-hour cough counts in patients with RCC (ranging from 15% to 25% cough reduction compared to placebo) and cough severity. Taste-related adverse events were reported by 5% to 21% of patients receiving BAY 1817080 and were dose-dependent. In October 2020, Bayer initiated a Phase 2b trial evaluating three doses of BAY1817080 in 236 RCC patients.
Market Opportunity in Chronic Cough
We estimate 10% of the adult population in developed countries suffer from chronic cough including the United States, nations in the European Union, the United Kingdom and Japan. This represents approximately 26 million patients with chronic cough in the United States alone.

We estimate that approximately 30% of chronic cough patients, or approximately nine million patients in the U.S., are uncontrolled or have RCC, which is the expected addressable patient population for BLU-5937. These RCC patients continue to cough despite treatment for potential underlying causes triggering the cough or their cough is unexplained. We estimate that approximately one-third, or approximately three million, of these RCC patients in the U.S. have been coughing for over a year, a key inclusion criteria in current RCC trials, including the Phase 2 RELIEF trial of BLU-5937. RCC patients can also be segmented by severity, with about 45% of patients having moderate to severe disease and 55% having mild disease. All of these patients are seeking therapy for their cough, but there is a wide spectrum in terms of impact on quality of life. Severely affected patients have a debilitating disease, moderately affected patients have important impacts on their quality of life, and mildly affected patients have fewer but still relevant impact from their disease.
As for potential pricing considerations for BLU-5937, comparable analogue drugs on the U.S. market provide a monthly wholesale acquisition cost range of $300 to $600.
BLU-5937 in Chronic Pruritus
Phase 2 BLUEPRINT Clinical Trial
The BLUEPRINT trial is a multicenter, randomized, double-blind, placebo-controlled, parallel design Phase 2 trial evaluating the efficacy, safety, and tolerability of BLU-5937 in approximately 128 adult with moderate to severe chronic pruritus associated with mild to moderate AD. Patients will be randomized into one of two treatment arms (1:1) and will receive either 200 mg BID of BLU-5937 or placebo for a four-week treatment period. The primary efficacy endpoint will be the change from baseline in weekly mean Worst Itch-Numeric Rating Scale (WI-NRS) score at week four. A key secondary endpoint will be a responder-rate analysis of at least a four-point WI-NRS improvement from baseline at week four.
The BLUEPRINT trial will be performed at approximately 29 centers located in Canada and the United States.
Chronic pruritus, commonly known as chronic itch, is an irritating sensation that leads to scratching, and persists for longer than six weeks, which can be debilitating and can significantly impact quality of life. It is a hallmark of many inflammatory skin diseases, including AD. It is estimated that AD affects approximately 5% of adults in the United States.
Despite currently available treatments targeting AD, there continues to be a lack of options targeting the burden of pruritus in AD patients.
BLU-5937 in Other P2X3 Hypersensitization-Related Disorders
In addition to chronic cough and chronic pruritus, BLU-5937 may potentially have clinical benefit in other afferent hypersensitization-related disorders. We are exploring how P2X3 activation can contribute to irritation and pain, and whether inhibition of P2X3 receptors can help treat these afferent hypersensitization-related disorders.
Merck, Bayer and Shionogi are currently developing P2X3 antagonists for other afferent hypersensitization-related disorders, with Phase 2 trials ongoing or planned in five non-cough P2X3 indications, including trials for the treatment of overactive bladder, neuropathic pain, endometriosis pain and sleep apnea.
Supporting Preclinical and Clinical Development Activities
Preclinical and clinical development activities to support a Phase 3 RCC program start in early 2022 are ongoing or expected to be conducted in 2021, including: chronic toxicity studies in rats and dogs; a drug-drug interaction clinical trial in combination with an inhibitor of CYP3A4; an absorption, metabolism and excretion clinical trial; a clinical trial to assess the potential effect of BLU-5937 on cardiac repolarization as measured by QT/QTc interval; and a pharmacokinetic study in Asian population.

Chemistry, Manufacturing, and Controls (“CMC”)
We have a primary supply chain in place with the capacity to produce the required clinical supplies to support a Phase 3 program in RCC. Optimization and upscaling of the manufacturing process to reach commercial scale is ongoing.
Development of a Once-Daily (“QD”) Formulation
We have initiated some activities in preparation for the development of a QD formulation for BLU-5937 using an extended-release tablet formulation. We are developing a QD formulation since BLU-5937 exhibits favorable physical-chemical and pharmacokinetic characteristics, including high solubility and permeability, good absorption in the small and large intestine, linear pharmacokinetic profile, no interaction with food observed to date and a low predicted therapeutic dose. A pharmacokinetic pharmacology-based modelization study has been completed and we anticipate beginning prototype development of the BLU-5937 QD formulation in 2021.

CONSOLIDATED CAPITALIZATION
Except as otherwise disclosed in this prospectus, there have been no material changes in our consolidated share and loan capital, on a consolidated basis, from September 30, 2020 to the date of this prospectus other than for 645,000 stock options granted under the stock option plan since September 30, 2020.
Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As at the date hereof, we had 78,337,361 common shares issued and outstanding, all of which are fully paid and non-assessable, and 84,653,027 common shares on a fully diluted basis, including 6,315,666 stock options granted under the stock option plan.

USE OF PROCEEDS
The use of proceeds for any particular offering of common shares under this prospectus will be described in the applicable prospectus supplement. Unless otherwise specified therein, we intend to use the net proceeds of any offering under this prospectus to fund research and development activities, working capital, acquisitions, debt repayment or other general corporate purposes. The aggregate proceeds from the issuance and sale of securities under this prospectus shall not exceed US$250,000,000. We will not receive any proceeds from any sale of our common shares by selling shareholders under this prospectus.
Negative Cash Flow
The Company has incurred significant operating losses and negative cash flows from operations since its inception and has an accumulated deficit of US$458.4 million as at September 30, 2020. We will need to raise additional financing through equity and non-dilutive funding and partnerships in order to fund our operations and develop BLU-5937. There can be no assurance that we will have sufficient capital to fund our ongoing operations or to develop or commercialize any products without future financings. If we are unable to obtain additional financing when required, we may need to substantially reduce or eliminate planned expenditures or be unable to continue operations. We are dependent upon our ability to fund research and development programs and defend our patent rights. We anticipate that we will continue to have negative cash flow for the foreseeable future and expect that any proceeds from the sale of securities under this prospectus will be used to fund anticipated negative cash flow from operating activities, as described above.
October 2020 Offering
On October 22, 2020, the Company closed an underwritten public offering in Canada and the United States of 17,888,889 common shares at a price to the public of US$2.25 per common share, which includes the exercise in full of the underwriters’ option to purchase additional common shares (the “October 2020 Offering”). The total gross proceeds to the Company amounted to US$40.3 million, before deducting the underwriting commissions and any expenses related to the offering. The net proceeds amounted to approximately US$37.3 million.
We intend to use the net proceeds from the October 2020 Offering, together with our cash, cash equivalents and short-term investments on hand, primarily to fund research and development activities, general and administrative expenses, working capital needs and other general corporate purposes, as indicated in our prospectus supplement dated October 19, 2020.

SELLING SHAREHOLDERS
Common shares may be sold under this prospectus by way of secondary offering by or for the account of certain of our shareholders. The prospectus supplement that will be filed in connection with any offering of our common shares by one or more selling shareholders will include the following information:
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the name or names of the selling shareholders;

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the number or amount of common shares owned, controlled or directed by each selling shareholder;

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the number or amount of common shares being distributed for the account of each selling shareholder;

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the number or amount of common shares of any class to be owned, controlled or directed by the selling shareholder after the distribution and the percentage that number or amount represents of the total number of our outstanding common shares;

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whether the common shares are owned by the selling shareholders both of record and beneficially, of record only, or beneficially only; and

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all other information that is required to be included in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may from time to time during the 25-month period that this prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of US$250,000,000 common shares. The Company may offer and sell the common shares to or through underwriters, agents, or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions.
This prospectus may also, from time to time, relate to the offering of our common shares by certain selling shareholders. The selling shareholders may sell all or a portion of our common shares beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our common shares may be sold by the selling shareholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The prospectus supplement relating to any particular offering of common shares under this prospectus will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with such offering and the name or names of any selling shareholders. The prospectus supplement will also set forth the terms of the offering, including, where applicable, any fees, commissions, discounts or any other compensation payable by us or the selling shareholders to underwriters, dealers or agents in connection with the offering, the method of distribution of securities, the initial issue price, the proceeds to us or any selling shareholder and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
The securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, NASDAQ or other existing trading markets for the common shares. Any such transactions that are deemed “at-the-market-distributions” will be subject to regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot common shares in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.
The price at which our common shares will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any compensation received by them from the Company and any profit on the resale of the securities by them may be deemed to be underwriting commissions. In connection with any offering of common shares, except as otherwise set out in a prospectus supplement relating to a particular offering of common shares hereunder and other than in relation to an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the common shares at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Underwriters, dealers or agents who participate in the distribution of the common shares may be entitled, under agreements to be entered into with us, to indemnification the Company against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
In addition to those Canadian federal income tax considerations described below under “Material Canadian Federal Income Tax Considerations”, a prospectus supplement relating to a particular offering of our common shares may also describe certain Canadian federal income tax consequences for an investor acquiring the common shares offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the securities will be subject to Canadian non-resident withholding tax.
Moreover, in addition to those U.S. federal income tax considerations described below under “Material United States Federal Income Tax Considerations for U.S. Holders”, the applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any common shares offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).
Prospective investors should consult their tax advisors prior to deciding to purchase any of our common shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder who acquires, as beneficial owner, common shares in any offering under this prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm’s length with, and is not affiliated with, us or the underwriters (a “Holder”).
Generally, our common shares will be considered to be capital property to a Holder provided the Holder does not hold our common shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the “Proposed Amendments”), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and Counsels’ understanding of the current administrative policies and practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of our common shares.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of our common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of our common shares should consult their tax advisors with respect to their particular circumstances.
Residents of Canada
The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act, (“Resident Holders”). This summary is not applicable to a Resident Holder: (a) that is a “financial institution”, as defined in subsection 142.2(1) of the Tax Act, for the purposes of the mark-to-market rules; (b) that is a “specified financial institution”, as defined in subsection 248(1) of the Tax Act; (c) an interest in which is a “tax shelter”, as defined in subsection 237.1(1) of the Tax Act, or a “tax shelter investment”, as defined in subsection 143.2(1) of the Tax Act; (d) that reports its “Canadian tax results”, as defined in subsection 261(1) of the Tax Act, in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the our common shares a “derivative forward agreement”, or a “synthetic disposition arrangement”, as defined in subsection 248(1) of the Tax Act; (f) that is a partnership; (g) that receives dividends on our common shares under or as part of a “dividend rental arrangement” as defined in subsection 248(1) of the Tax Act; (h) that is exempt from tax under Part I of the Tax Act; or (i) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of our common shares, controlled by a non-resident corporation, individual or trust (or a group of such persons that do not deal at arm’s length) for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our common shares. In addition, this summary does not address the deductibility of interest by a purchaser who has borrowed money to acquire our common shares.
Certain Resident Holders whose common shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their common shares and every other “Canadian security”, as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Resident Holders contemplating such an election should first consult with their tax advisors.
Taxation of Dividends
In the case of a Resident Holder who is an individual (including certain trusts), dividends received or deemed to be received on our common shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their tax advisors in this regard.
Dividends received or deemed to be received on our common shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable 381∕3% tax on dividends received or deemed to be received on our common shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.
Dispositions — Taxation of Capital Gains and Capital Losses
Upon a disposition or deemed disposition of our common shares (except to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of our common shares to the Resident Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such common shares to a Resident Holder will be determined by averaging the cost of such common shares with the adjusted cost base of all other common shares of the Company held by the Resident Holder and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of our common shares will include all amounts paid or payable by the Resident Holder for such common shares, subject to certain adjustments under the Tax Act.
Generally, one-half of the amount of any capital gain, (a “taxable capital gain”), realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an “allowable capital loss”), realized by a Resident Holder in a taxation year must be deducted by such Resident Holder against taxable capital gains realized by such Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Resident Holder is a corporation, the amount of any such capital loss realized on the sale of our common shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such common shares or common shares of the Company.
A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout its taxation year may be liable to pay an additional potentially refundable 102∕3% tax on certain investment income, including taxable capital gains. Such Resident Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment
Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX), our common shares be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans and tax-free savings accounts, collectively, “Registered Plans”, and deferred profit sharing plans, each as defined in the Tax Act.
Notwithstanding that our common shares may be a qualified investment for a Registered Plan, if our common shares are a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. Our common shares generally will not be a “prohibited investment” for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm’s length with the Company for the purposes of the Tax Act; and (ii) does not have a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in the Company. In addition, our common shares will not be a prohibited investment if they are “excluded property” (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.
Prospective purchasers who intend to hold our common shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.
Non-Residents of Canada
The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, our common shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a “Non-Resident Holder”), In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our common shares.
Currency Conversion
Generally, for purposes of the “Tax Act”, all amounts relating to the acquisition, holding or disposition of our common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.
Disposition of Common Shares
A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a common share, unless the common share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.
Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSX and NASDAQ) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our shares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property. Even if the common shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of common shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.
Receipt of Dividends
Dividends received or deemed to be received by a Non-Resident Holder on our common shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
Subject to the limitations and qualifications stated herein, this discussion sets forth certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as hereinafter defined) of the common shares. The discussion is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, and the Treaty, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders. This discussion of a U.S. Holder’s tax consequences addresses only those persons that acquire common shares pursuant to this prospectus and that hold those common shares as capital assets (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate and gift tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:
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banks, insurance companies, and certain other financial institutions;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares;

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persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

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brokers, dealers or traders in securities, commodities or currencies;

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tax-exempt entities or government organizations;

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corporations, partnerships, or other entities or arrangements classified as partnerships or treated as “pass-through entities” for U.S. federal income tax purposes;

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regulated investment companies or real estate investment trusts;

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persons who acquired our common shares pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement;

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persons holding our common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

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persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding common shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of common shares.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares and is:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
Passive Foreign Investment Company Rules
If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
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at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).
Based on our interpretation of the law, our recent financial statements, and taking into account expectations about our income, assets and activities, we believe that we were a PFIC for the taxable year ended December 31, 2019 and expect that we will be a PFIC for the current taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the common shares, which may fluctuate considerably. Fluctuations in the market price of the common shares may result in our being a PFIC for any taxable year. Because of the uncertainties involved in determining our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a Qualified Electing Fund Election (a “QEF Election”), with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the common shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the common shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of common shares, unless (i) such U.S. Holder makes a QEF Election or (ii) our common shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Absent the making of a QEF Election or a mark-to-market election, distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the common shares;

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the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if a U.S. Holder holds the common shares as capital assets.
In addition, if we are a PFIC in any taxable year, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
If a U.S. Holder makes an effective QEF Election, then, in lieu of the foregoing treatment, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. In addition, any losses we incur in a taxable year will not be available to such U.S. Holder and may not be carried back or forward in computing our ordinary earnings and net capital gain in other taxable years. Further, a U.S. Holder that disposes of common shares (including pursuant to a redemption for U.S. federal income tax purposes) would generally recognize capital gain or loss on such disposition. In order for a U.S. Holder to be eligible to make a QEF Election, we would have to agree to provide certain tax information to such U.S. Holder on an annual basis. If we determine that we are a PFIC for this year or any future taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election, but we can provide no assurances in this regard.
U.S. Holders also can avoid the interest charge on excess distributions or gain relating to the common shares by making a mark-to-market election with respect to the common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our common shares are listed on NASDAQ, which is a qualified exchange for these purposes. Consequently, if our common shares remain listed on NASDAQ and are regularly traded, and you are a holder of common shares, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the common shares.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares over the fair market value of the common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service (“IRS”), unless the common shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Unless otherwise provided by the United States Treasury Department (the “U.S. Treasury”), each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.
Cash Dividends and Other Distributions
Subject to the discussion under “Passive Foreign Investment Company Rules” above, to the extent there are any distributions made with respect to the common shares, a U.S. Holder generally will be required to include in its gross income distributions received with respect to its common shares (including the amount of Canadian taxes withheld, if any) as dividend income, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by the holder (as described below under “Sale or Disposition of Common Shares”). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the common shares will constitute ordinary dividend income. Dividends paid on the common shares will not be eligible for the dividends received deduction allowed to U.S. corporations.
Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its common shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year. The common shares are expected to be readily tradable on an established securities market, the NASDAQ. We may also be eligible for the benefits of the Treaty. Accordingly, subject to the PFIC rules discussed above, we expect that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.
Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will generally be U.S. source ordinary income or loss.
If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.
If a U.S. Holder is subject to Canadian withholding taxes (at the rate applicable to such U.S. Holder) with respect to dividends paid on the common shares, such U.S. Holder may be entitled to receive either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Sale or Disposition of Common Shares
A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the common shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of the common shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the common shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the common shares determined in U.S. dollars. The initial tax basis of the common shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the common shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the common shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date). An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.
Subject to the discussion under “Passive Foreign Investment Company Rules” above, such gain or loss will be capital gain or loss and will be long-term gain or loss if the common shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.
Medicare Contribution Tax
Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax (the “Medicare Contribution Tax”) on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare Contribution Tax to its income and gains in respect of its investment in our common shares.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Certain Reporting Requirements
U.S. Holders paying more than US$100,000 for our common shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our common shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the common shares.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our articles of incorporation. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of our articles of incorporation. Moreover, a prospectus supplement relating to a particular offering of our common shares may include terms pertaining to the common shares being offered thereunder that are not within the terms and parameters described in this prospectus.
Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As at the date hereof, we had 78,337,361 common shares issued and outstanding, all of which are fully paid and non-assessable, and 84,653,027 common shares on a fully diluted basis, including 6,315,666 stock options granted under the stock option plan.
Common Shares
Voting Rights.   Each of our common shares entitles its holder to notice of, and to one vote at, all meetings of our shareholders. Holders of our common shares are not entitled to cumulative voting.
Dividend Rights.   Each of our common shares carries an entitlement to receive dividends if, as and when declared by our board of directors (the “Board”). In the event of the liquidation, dissolution or winding-up of BELLUS Health, our net assets available for distribution to our shareholders will be distributed ratably among the holders of our common shares.
Applicable Limitations on Nonresident or Foreign Owners.   There are no applicable limitations on the right of nonresident or foreign owners to hold or vote our common shares imposed by foreign law or by our charter or other constituent documents.
Share Consolidation.   On August 15, 2019, we filed articles of amendment for the purpose of effecting a consolidation of our common shares on the basis that each 3.6 outstanding common shares became one post-consolidated common share. No fractional common shares were issued in connection with such consolidation and, in the event that a shareholder would otherwise have been entitled to a fractional common share upon such consolidation, such fractional share was cancelled. Except where otherwise noted, all information in this prospectus and the documents incorporated by reference dated on or after the date of the share consolidation gives effect to such share consolidation.
Preferred Shares
No preferred shares are currently issued; however, they may be issued from time to time in one or more series, the terms of each series, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, to be determined at the time of creation of each such series by the Board without shareholder approval, provided that all preferred shares will rank, with respect to dividends and return of capital in the event of liquidation, dissolution, winding-up or other distribution of our assets for the purpose of winding-up its affairs, pari passu among themselves and in priority to all common shares or shares of any class ranking junior to the preferred shares. Except as provided for in our articles of incorporation (as amended), the holders of preferred shares shall not be entitled to receive notice of meetings of our shareholders nor to attend thereat and shall not be entitled to vote at any such meeting.

BOOK-BASED SYSTEM
Except as otherwise provided in the applicable prospectus supplement, securities will be issued by way of instant deposit under the book-based system administered by CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”), registered in the name of CDS or its nominee. No purchaser of securities will receive a certificate or other instrument from us or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a participant (“Participant”) in the depository service of CDS acting on behalf of such purchaser. Each purchaser of securities will receive a customer confirmation of purchase from the registered dealer from which the securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its Participants having interests in the securities.
Transfer, Conversion, Exchange or Redemption of Securities
Transfer of ownership, conversion, exchange or redemptions of securities will be effected through records maintained by CDS or its nominee for such securities with respect to interests of Participants, and on the records of Participants with respect to interests of persons other than Participants. An owner of a beneficial interest in a security in “book-entry” form who desires to sell or otherwise transfer that interest may do so only through Participants. The ability of that owner to pledge its interest in the security or otherwise take action with respect to its interest in the security may be limited due to the lack of a physical certificate.
Special Situations When Global Security Will be Terminated
If we determine, or CDS notifies us in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the securities will be issued in fully registered form to beneficial owners or their nominees.
TRADING PRICE AND VOLUME OF COMMON SHARES
Information regarding trading price and volume of our issued and outstanding common shares listed on any securities exchange, as applicable, will be provided in each applicable prospectus supplement to this prospectus.
PRIOR SALES
Information regarding prior sales of our common shares will be provided as required in the applicable prospectus supplement.

RISK FACTORS
Investing in our common shares involves a significant amount of risk. You should carefully consider the risks described below, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before making an investment decision. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be materially adversely affected. These are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also materially and adversely affect us. In such an event, the trading price of our common shares could decline and you may lose part or all of your investment in our securities. Any reference in this section to the Company’s “products” or “product candidates” includes a reference to BELLUS Health’s product candidate and future products or product candidates that may be developed.
This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Forward-Looking Statements” for information relating to these forward-looking statements.
Risks related to our business
We may not be able to maintain our operations and research and development without additional funding, and we may not have access to sufficient capital.
To date, we have financed our operations primarily through public offerings of common shares, private placements, the issuance of convertible notes and research tax credits. We have incurred significant operating losses and negative cash flows from operations since inception. As at September 30, 2020, we had available cash, cash equivalents and short-term investments totaling US$70.0 million. In addition, on October 22, 2020, we completed an offering of our common shares resulting in gross proceeds of $40.3 million. Based on management’s estimate and current level of operations, we believe that our current liquidity position is sufficient to finance our operations into the foreseeable future. We will need to raise additional capital to fund our operations and to develop BLU-5937. Our future capital requirements will be substantial and may increase beyond current expectations depending on many factors, such as the duration, scope, rate of progress, results and costs of any preclinical studies and clinical trials for our current or any future product candidates; unexpected delays or developments in seeking regulatory approvals and the outcome thereof; the time and cost in preparing, filing, prosecuting, maintaining, and enforcing patent claims; other unexpected developments encountered in implementing our business development and commercialization strategies; the outcome of any litigation; and arrangements with collaborators. Further, changing circumstances may cause us to consume capital significantly faster than we currently anticipate. We have based the foregoing estimates on assumptions that may prove to be wrong, and we could utilize our available financial resources sooner than we currently expect.
We may seek to raise additional funds through public or private equity or debt financing, collaborations agreements with other companies and/or from other sources. We have no committed source of additional capital and additional funding may not be available on terms that are acceptable to us, or at all. If adequate funding is not available on reasonable terms, we may need to obtain funds on terms less favorable than we would otherwise accept. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in dilution to our shareholders. Moreover, the incurrence of debt financing could result in a substantial portion of our future operating cash flow, if any, being dedicated to the payment of principal and interest on such indebtedness and could impose restrictions on operations. This could render us more vulnerable to competitive pressures and economic downturns. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of BLU-5937 or other future product candidates or other research and development initiatives. We could be required to seek collaborators for our product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves. If we are unable to obtain sufficient funds in a timely manner, we may be forced to scale back our operating plan; delay or discontinue one of our research and development programs; be unable to expand our organization to support our programs; and/or be unable to capitalize on business opportunities as planned. This may negatively impact our business and ability to execute our plan.
No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to us. The failure to obtain additional financing on favorable terms, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.
We have a history of losses and have not generated any product sales revenue to date. We may never achieve or maintain profitability.
Our product candidate, BLU-5937, is still only in development, and as a result, we have not generated any revenues from product sales to date. We have incurred substantial expenses in our efforts to develop BLU-5937, and consequently, have generated operating losses each year since our inception. For the years ended December 31, 2018 and 2019, we incurred net losses of Cdn$9.1 million (US$7.0 million) and Cdn$34.5 million (US$26.0 million), respectively. As of September 30, 2020, we had an accumulated deficit of US$458.4 million. Our losses have adversely affected, and will continue to adversely impact, working capital, total assets, and shareholders’ equity. We do not expect to generate any revenues from product sales in the immediate future. We may never successfully commercialize any products. Even if we succeed in developing commercial products, we expect to incur additional operating losses for at least the next several years. If we do not ultimately commercialize products and achieve or maintain profitability, an investment in our shares could result in a significant or total loss. Our prospects currently depend heavily on the success and market acceptance of BLU-5937, which is still in clinical development. We currently have no products for sale and may never be able to successfully develop products for sale. We currently believe that our growth and future prospects are mainly dependent on the successful development, regulatory approval and commercialization of our product candidate BLU-5937, which may never occur. We are focusing our efforts and resources into the development of BLU-5937. Our business thus depends on the successful preclinical and clinical development, regulatory approval and commercialization of BLU-5937, for which we must conduct additional preclinical studies and clinical trials, undergo further development activities and seek and receive regulatory approval prior to commercial launch. Further development of BLU-5937 will require substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before we can generate any revenue from product sales, if approved.
We anticipate that our ability to generate revenues will depend on the commercial success of BLU-5937, which will depend upon its market acceptance by purchasers in the pharmaceutical market and the future market demand and medical need for products and research utilizing BLU-5937. Most prescription drug candidates never reach the clinical development stage and even those that do reach clinical development have only a small chance of successfully completing clinical development and gaining regulatory approval. If we are unable to successfully commercialize BLU-5937, we may never generate revenues. There is also the risk that the actual market size or opportunity for BLU-5937 is not certain, particularly with respect to the addressable market for the selected population of high frequency cough patients. For instance, we are not aware of any data that segregates the RCC patient population by cough frequency. Accordingly, while we estimate that there are approximately nine million chronic cough patients in the U.S. who are uncontrolled or have RCC, we are unable to estimate what percentage of this population has a baseline awake cough frequency of ≥25 coughs per hour, an inclusion criterion in our Phase 2b SOOTHE clinical trial. If BLU-5937 reaches commercialization and there is low market demand for BLU-5937 or the market for BLU-5937 develops less rapidly than we anticipate, we may not have the ability to shift our resources to the development of alternative products. Failure to gain market acceptance of BLU-5937 or an incorrect estimate in the nature and size of our market could have a material adverse effect on us.
We rely on third parties to conduct preclinical studies and clinical trials for BLU-5937, and if they do not properly and successfully perform their obligations to us, we may not be able to obtain regulatory approvals for BLU-5937.
We have designed the clinical trials for BLU-5937. However, we rely on contract research organizations and other third parties to assist in managing, monitoring and otherwise carrying out these trials. We likewise rely on third parties to conduct preclinical studies. We compete with many other companies for the resources of these third parties. The third parties on whom we rely generally may terminate their engagements at any time, and having to enter into alternative arrangements would delay development and commercialization of our product candidate. The U.S. Food and Drug Administration (the “FDA”), and comparable foreign regulatory authorities require compliance with regulations and standards for designing, conducting, monitoring, recording, analyzing, and reporting the results of preclinical studies and clinical trials to assure that the data and results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Although we rely on third parties to conduct our preclinical studies and clinical trials, they are not our employees, and we are responsible for ensuring that each of these preclinical studies and clinical trials is conducted in accordance with our general investigational plan, protocol and other requirements. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities.
If these third parties do not successfully carry out their duties under their agreements, if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to preclinical studies or clinical trial protocols or to regulatory requirements, or if they otherwise fail to comply with preclinical studies or clinical trial protocols or meet expected deadlines, the preclinical studies or clinical trials of BLU-5937 may not meet regulatory requirements. If preclinical studies or clinical trials do not meet regulatory requirements or if these third parties need to be replaced, preclinical development activities or clinical trials may be extended, delayed, suspended or terminated. If any of these events occur, we may not be able to obtain regulatory approval of BLU-5937 on a timely basis or at all.
We rely completely on one third-party contract manufacturer to manufacture the active pharmaceutical ingredient (“API”), for BLU-5937 and another third-party contract manufacturer to manufacture the final drug product, and we intend to rely on third parties to produce non-clinical, clinical and commercial supplies of BLU-5937 and any other future product candidates.
We do not currently have, nor do we plan to acquire, the infrastructure or capability to internally manufacture our clinical drug supply of BLU-5937, or any other product candidates we may develop in the future, for use in the conduct of our research and development activities, preclinical studies and clinical trials, and we lack the internal resources and the capability to manufacture any product candidates on a clinical or commercial scale. We currently have the API for BLU-5937 manufactured by one third-party contract manufacturer and final drug product supplied by another contract manufacturer, and do not currently have backup manufacturing capacity.
We plan to continue to rely on contract manufacturers for the foreseeable future to produce quantities of products and substances necessary for research and development, preclinical studies, clinical trials and product commercialization, and to perform their obligations in a timely manner and in accordance with applicable government regulations. While we intend to contract for the commercial manufacture of our product candidates, we may not be able to identify and qualify contractors or obtain favorable contracting terms.
If any of the third parties with whom we engage, including the China-based third-party contract manufacturer that supplies the API for BLU-5937, contract research organizations or other third parties experience shutdowns or other business disruptions, including staffing shortages, production slowdowns or stoppages, or other similar disruptions related to the COVID-19 pandemic or otherwise, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted.
If our current or future third-party manufacturers do not perform as agreed, experience business disruptions as previously described, or breach or terminate their agreements with us, significant additional time and costs would be required to effect a transition to a new contract manufacturer. If we are unable to retain our current contractors, or are unable to secure arrangements with new contractors to provide manufacturing services in a timely manner and on acceptable terms as needed, it will delay or prevent the development, promotion, marketing, or sale of BLU-5937, if approved, or any other future product candidates we may develop, and have a negative effect on our operations and financial condition. Moreover, if a replacement to our current or future contract manufacturers is required, the ability to establish second-sourcing or find a replacement manufacturer may be difficult due to the lead times generally required to manufacture drug products and the need for regulatory compliance inspections and approvals of any replacement manufacturer, all of which factors could result in production delays and additional costs.

Manufacturing of API and final drug products is complex and requires significant expertise. Difficulties could be encountered in production, particularly in scaling up and validating production. There can be no assurance that contract manufacturers will be successful at scaling up and producing BLU-5937 with the required quality and in the quantities and timelines that will be needed for clinical and/or commercial purposes. So far, we have only produced small quantities of BLU-5937 at kilogram scale for use in preclinical studies and clinical trials.
Our reliance on these contract manufacturers also exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may appropriate our trade secrets or other proprietary information.
We rely on third-party contract manufacturers that are located outside of Canada. As a result, our operations are subject to customary risks related to the import of goods, including fluctuations in the value of currencies, changes in import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries. The countries from which we import pharmaceutical ingredients may, from time to time, impose new duties, tariffs or other restrictions or adjust presently prevailing duties or tariffs, which could adversely impact our ability to purchase such pharmaceutical ingredients or significantly increase the cost of doing so. The occurrence of any of these risks could delay or prevent the development, promotion, marketing, or sale of BLU-5937, if approved, or of any other future product candidates we may develop, and have a negative effect on our operations and financial condition.
The clinical safety and effectiveness of BLU-5937 have not yet been fully established.
The preclinical toxicology studies and the Phase 1 clinical trials completed to date showed that BLU- 5937 has a favorable tolerability profile, and we believe that the Phase 2 clinical data announced in July 2020 support further evaluation of BLU-5937 in additional clinical trials, including our SOOTHE Phase 2b clinical trial. However, the long term clinical safety and effectiveness of BLU-5937 have to be demonstrated through further preclinical studies and clinical trials. The additional preclinical studies that are ongoing or planned include: chronic toxicity studies in rats and dogs, carcinogenicity and toxicity on reproduction organs. The additional clinical Phase 1 trials planned include: a drug-drug interaction clinical trial in combination with an inhibitor of CYP3A4; an absorption, metabolism and excretion clinical trial; a clinical trial to assess the potential effect of BLU-5937 on cardiac repolarization as measured by QT/QTc interval; and a pharmacokinetic study in Asian population. The results of these preclinical/clinical studies may have an impact on the product labeling and/or approval of BLU-5937. If these are additional future studies call into question the safety or efficacy of BLU-5937 or any other product candidates we may develop in the future, our business, financial condition, results of operations or prospects could be adversely affected. Even if BLU-5937 or any other product candidates we may develop in the future successfully complete the clinical trials and receive the regulatory approval necessary to market the product candidates to the public, there is also the risk of unknown side effects, which may not appear until the product candidates are on the market and may result in delay or denial of additional regulatory approval or withdrawal of previous approvals, product recalls or other adverse events, which could materially adversely affect us.
Our clinical trials may not yield results that will enable us to obtain regulatory approval for our current or future product candidates.
We will only receive regulatory approval for a product candidate if we can demonstrate in carefully designed and conducted clinical trials that the product candidate is safe and effective. We do not know whether our current or any future clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or if they will result in marketable products.
Clinical trials are lengthy, complex, costly, and uncertain processes. It takes several years to complete testing, and failure can occur at any stage of testing. The early stage of our product candidate involves risks related to safety, efficacy, drug metabolism, pharmacokinetic profile, tolerability, manufacturing, formulation and distribution, among others. Results attained in preclinical testing and early clinical studies or trials may not be indicative of results that are obtained in later studies. We have suffered, and may suffer further, significant setbacks in advanced clinical trials, even after promising results in earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue the development of a product candidate. Furthermore, actual results may vary once the final and quality-controlled verification of data and analyses has been completed. The FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials, and we may receive feedback from regulatory authorities that requires us to modify the design of our ongoing or planned clinical trials or conduct additional clinical trials. If we fail to adequately demonstrate the safety and efficacy of BLU-5937, we will not be able to obtain the required regulatory approvals to commercialize that product candidate.
Clinical trials are subject to continuing oversight by governmental regulatory authorities and institutional review boards or ethics committees, and must meet the requirements of these authorities; must meet requirements for informed consent; and must meet requirements for good clinical practices.
We may not be able to comply with these requirements. We rely on third parties, including contract research organizations and outside consultants, to assist in managing and monitoring clinical trials. Our reliance on these third parties may result in delays in completing, or in failing to complete, these trials if one or more third parties fail to perform with the speed and level of competence expected. If clinical trials for a product candidate are unsuccessful, we will be unable to commercialize such product candidate. If one or more of the clinical trials is delayed, we will be unable to meet our anticipated development or commercialization timelines. Either circumstance could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we encounter difficulties enrolling patients in clinical trials, the trials could be delayed or otherwise adversely affected.
Clinical trials for product candidates require us or third parties we contract with to identify and enroll a large number of patients with the disorder under investigation. We or the third parties we contract with may not be able to enroll a sufficient number of patients to complete clinical trials in a timely manner. Patient enrollment is a function of many factors, including the following: design of the protocol, size of the patient population, eligibility criteria for the trial in question, perceived risks and benefits of the drug under study, availability of competing therapies, clinical trials for other investigational products that seek to enroll the same patients, efforts to facilitate timely enrollment in clinical trials, patient referral practices of physicians, and availability of clinical trial sites. If we or the third parties we contract with have difficulty enrolling a sufficient number of patients to conduct our clinical trials as planned, we may need to delay or terminate ongoing clinical trials.
The outcome of preclinical studies and earlier-stage clinical trials may not be predictive of the success of later-stage clinical trials.
The outcome of preclinical testing and earlier-stage clinical trials may not be predictive of the success of later-stage clinical trials. BLU-5937 and any other product candidates we may develop may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. Numerous companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. Furthermore, the failure of any product candidate to demonstrate safety and efficacy in any clinical trial could negatively impact the perception of any other product candidates then under development and/or cause applicable regulatory authorities to require additional testing before approving any other product candidates.
Interim topline and preliminary results from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures, which could result in material changes in the final data.
From time to time, we may publish interim topline or preliminary results from our clinical trials. Interim results from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or topline results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Differences between preliminary or interim data and final data could significantly harm our business prospects and may cause the trading price of our common shares to fluctuate significantly.
Even if we or any future partners obtain regulatory approvals for our product candidates, we will be subject to ongoing government regulation.
Even if regulatory authorities approve BLU-5937 or any future product candidate we may develop, the manufacturing, marketing, and sale of such products will be subject to strict and ongoing regulation. Compliance with such regulation may be costly and consume substantial financial and management resources. For example, an approval for a product may be conditioned on conducting costly post-marketing follow-up studies. In addition, if, based on these studies, a regulatory authority does not believe that the drug demonstrates a benefit to patients, such authority could limit the indications for which the product may be sold or revoke the product’s regulatory approval. Similarly, even if we successfully complete clinical trials, regulatory authorities might approve a more restrictive label than we expect, which may limit the commercial opportunity of our product candidates. For instance, our Phase 2b SOOTHE clinical trial has an inclusion criterion of a baseline awake cough frequency of ≥25 coughs per hour, and, even if this clinical trial and future clinical trials are successful, as a result of this enrichment strategy, regulatory authorities may limit the breadth of our label.
We and our contract manufacturers are required to comply with applicable current Good Manufacturing Practice regulations for the manufacture of product candidates. These regulations include requirements relating to quality assurance, as well as the corresponding maintenance of records and documentation. Manufacturing facilities must be inspected before they can be used in the commercial manufacturing of products and are subject to subsequent periodic inspection by regulatory authorities. In addition, material changes in the methods of manufacturing or changes in the suppliers of raw materials are subject to further regulatory review and approval.
If we or any future marketing collaborators or contract manufacturers fail to comply with applicable regulatory requirements, we may be subject to sanctions, including fines, drug recalls or seizures, injunctions, total or partial suspension of production, civil penalties, withdrawals of previously granted regulatory approvals, and criminal prosecution. Any of these penalties could delay or prevent the promotion, marketing, or sale of our products.
In addition, we are currently or will in the future be subject to healthcare regulation and enforcement by the federal government and the states in which we will conduct our business once our product candidates are approved by the FDA and commercialized in the United States. In addition to the FDA’s restrictions on marketing of pharmaceutical products, the healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians and other healthcare professionals and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.
Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

We may not achieve our projected development goals in the announced and expected time frames.
From time to time, we set goals for and make public statements regarding the expectations for and timing of the accomplishment of objectives material to our success, such as the commencement and completion of clinical trials, expected results, anticipated regulatory submission and approval dates, and timing of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in clinical trials, the uncertainties inherent in the regulatory approval process, and delays in achieving manufacturing or marketing arrangements sufficient to commercialize products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned, or that we will be able to adhere to our current schedule for the launch of BLU-5937 or any other future product candidates we may develop. If we fail to achieve one or more of these milestones as planned, the price of our common shares would likely be adversely affected.
If we or our partners fail to obtain acceptable prices, coverage or adequate reimbursement for our products, our ability to generate revenues will be diminished.
Patients in the United States and elsewhere generally rely on third-party payors to reimburse part or all of the costs associated with their prescription drugs. Accordingly, our ability to successfully commercialize our products would depend significantly on the ability to obtain acceptable prices and the availability of coverage and adequate reimbursement from third-party payors, such as government and private insurance plans. Coverage and reimbursement policies for drug products can differ significantly among payors as there is no uniform policy of coverage and reimbursement for drug products among U.S. third-party payors. There may be significant delays in obtaining coverage and reimbursement as the process of determining coverage and reimbursement is often time-consuming and costly which will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage or adequate reimbursement will be obtained. While we have not commenced discussions with any such parties, these third-party payors frequently require companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for pharmaceuticals and other medical products. Our products may not be considered cost-effective, and reimbursement to the patient may not be available or sufficient to allow us to sell our products on a competitive basis. Even if we obtain coverage for a given product candidate, the associated reimbursement rate may not be adequate to cover our costs, including research, development, intellectual property, manufacture, sale and distribution expenses, or may require co-payments that patients find unacceptably high.
In addition, the continuing efforts of third-party payors to contain or reduce the costs of healthcare through various means may limit our commercial opportunity and reduce any associated revenue and profits. We expect proposals to implement similar government controls to continue. In addition, increasing emphasis on managed care will continue to put pressure on the pricing of pharmaceutical and biopharmaceutical products. Cost-control initiatives could decrease the price that we or any current or potential collaborators could receive for any of the products and could adversely affect profitability. In addition, in Canada and in many other countries, where significant healthcare reforms are currently under discussion, pricing and/or profitability of some or all prescription pharmaceuticals and biopharmaceuticals are subject to government control. In the United States, there have been and continue to be a number of healthcare-related legislative initiatives that have significantly affected the pharmaceutical industry. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), was passed in March 2010, and substantially changed the way healthcare is financed by both governmental and private insurers, and continues to significantly impact the pharmaceutical industry. Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the Affordable Care Act, and we expect there will be additional challenges and amendments to the Affordable Care Act in the future. Various portions of the Affordable Care Act are currently undergoing legal and constitutional challenges in the U.S. Supreme Court and Congress has introduced several pieces of legislation aimed at significantly revising or repealing the Affordable Care Act. It is unclear how such litigation and other efforts to repeal and replace the Affordable Care Act will impact the Affordable Care Act and our business. There also has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. If we fail to obtain acceptable prices, coverages or an adequate level of reimbursement for our products, the sales of the products would be adversely affected or there may be no commercially viable market for our products.
Competition in the biopharmaceutical industry is intense, and development by other companies could render our product candidate or any future product candidates or technologies non-competitive.
The biopharmaceutical industry is intensely competitive and is subject to rapid and significant change. We face potential competition from many sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies. We consider our primary competitors to be those companies that are developing products specifically to treat chronic cough and those companies that develop products that, when approved, could be used off label to treat cough. We are aware of other companies targeting chronic cough as the primary outcome measure in clinical studies of products. There are multiple companies developing products at varying stages of development specifically intended to treat chronic cough including Merck & Co., Bayer AG, Shionogi Inc. and NeRRe Therapeutics Ltd, some of which have substantially greater product development capabilities and financial, scientific, marketing, and human resources than us. Of these companies, Merck, Bayer and Shionogi are developing P2X3 antagonists for chronic cough that could compete directly with BLU-5937. Certain of these companies have announced top-line data in mid-to-late-stage clinical trials of their product candidates, and such product candidates may be more advanced in development than BLU-5937 or have shown or show in the future comparable or superior efficacy, safety and/or tolerability data as compared to BLU-5937. Even if BLU-5937 successfully completes clinical trials and is approved by regulatory authorities, it may not be able to achieve a degree of market acceptance necessary for commercial success if other treatments demonstrate superior efficacy, safety, tolerability, ease of administration and/or cost-effectiveness. Moreover, there are multiple companies developing therapeutic treatments for atopic dermatitis specifically, or various other forms of pruritus which could also have a therapeutic effect on atopic dermatitis itch including Sanofi S.A., Bayer AG, Pfizer Inc., Novartis International AG, LEO Pharma Inc., Vanda Pharmaceuticals Inc., Trevi Therapeutics Inc., Galderma S.A., Sienna Biopharmaceuticals, Inc., Tioga Pharmaceuticals, Inc. and Cara Therapeutics Inc.
We may not obtain adequate protection for our products through our intellectual property. Our success depends, in large part, on our ability to protect our competitive position through patents, trade secrets, trademarks, and other intellectual property rights.
Our success, competitive position and future revenues with respect to these product candidates will depend, in part, on our ability to protect our intellectual property. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We attempt to protect our proprietary position by maintaining trade secrets and by filing U.S. and foreign patent applications related to our licensed technology, inventions and improvements that are important to the development of our business. Our failure to do so may adversely affect our business and competitive position.
The patent positions of pharmaceutical and biopharmaceutical firms, including ours, are uncertain and involve complex questions of law and fact for which important legal issues remain unresolved. The patents issued or to be issued to us may not provide us with any competitive advantage. We may not be able to protect our intellectual property rights throughout the world. Our patents may be challenged by third parties in patent litigation. In addition, it is possible that third parties with drugs that are very similar to ours will circumvent our patents by means of alternate designs or processes. We may have to rely on method of use protection for our compounds in development and any resulting drugs, which may not confer the same level of protection as protection of our compounds per se. We may be required to disclaim part of the term of certain patents. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that our patents would, if challenged, be held by a court to be valid or enforceable or that a competitor’s technology or drug would be found by a court to infringe our patents.
Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time. Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
Patent applications relating to or affecting our business may have been filed by a number of pharmaceutical and biopharmaceutical companies and academic institutions. A number of the technologies in these applications or patents may conflict with our technologies, patents, or patent applications, and such conflict could reduce the scope of patent protection that we could otherwise obtain. We could become involved in interference proceedings in the United States in connection with one or more of our patents or patent applications to determine priority of invention. Our granted patents could also be challenged and revoked in opposition proceedings in certain countries outside of the United States. In addition to patents, we rely on trade secrets and proprietary know-how to protect our intellectual property. We generally require employees, consultants, outside scientific collaborators, and sponsored researchers and other advisors to enter into confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all of the technology that is conceived by the individual during the course of employment is our exclusive property. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of proprietary information. In addition, it is possible that third parties could independently develop proprietary information and techniques substantially similar to ours or otherwise gain access to our trade secrets.
We may obtain the right to use certain technology under license agreements with third parties. Our failure to comply with the requirements of material license agreements could result in the termination of such agreements, which could cause us to terminate the related development program and cause a complete loss of investment in that program. As a result of the foregoing factors, we may not be able to rely on our intellectual property to protect our products in the marketplace.
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.
We seek to protect our confidential proprietary information, in part, by confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and collaborators. These agreements are designed to protect our proprietary information. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.
We may infringe the intellectual property rights of others.
Our commercial success depends significantly on our ability to operate without infringing on the patents and other intellectual property rights of third parties. There could be issued patents of which we are not aware that our products infringe or patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are, in some cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our drug infringes.
The biopharmaceutical industry has produced a proliferation of patents, and it is not always clear to industry participants which patents cover various types of products. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. We believe that BLU-5937 does not infringe any valid claim of these patents, although there can be no assurances of this. In the event of an infringement or violation of another party’s patent, we may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost. Any inability to secure licenses or alternative technology could result in delays in the introduction of drugs or lead to prohibition of the manufacture or sale of drugs by us.
Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.
Third parties may assert patent or other intellectual property infringement claims against us or our other licensors arising from the manufacture, use, or sale of our current or future product candidates. An unfavorable outcome could result in loss of patent rights and require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.
We may become involved in lawsuits or other proceedings to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
Competitors may infringe our patents or other intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office (“USPTO”), or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. The validity of our current or future patents or patent applications or those of our licensors may also be challenged in interference or derivation proceedings, opposition, post grant review, inter partes review, or other similar enforcement and revocation proceedings, provoked by third parties or brought by us. Our patents could be found invalid, unenforceable, or their scope significantly reduced.
Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology. Our defense of litigation or other proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market.

Patent litigation is costly and time consuming and may subject us to liabilities.
Our involvement in any patent litigation, interference, post-grant proceedings such as inter partes review or opposition, or other administrative proceedings will likely cause us to incur substantial expenses, and the efforts of technical and management personnel will be significantly diverted. In addition, an adverse determination in litigation could subject us to significant liabilities. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common shares. We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor.
For example, we or our licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or our or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our product candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
As is common in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees due to non-U.S. patent agencies. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.
The market price of our common shares experiences a high level of volatility due to factors such as the volatility in the market for biotechnology stocks generally and the short-term effect of a number of possible events.
We are a public growth company in the biotechnology sector. As frequently occurs among these companies, the market price for our common shares may experience a high level of volatility. During the 12-month period ended on the date of this prospectus, our common shares traded between Cdn$16.68 and Cdn$2.70 per share on the TSX and between US$12.03 and US$2.01 per share on NASDAQ.
Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common shares, including, among other things, the following: (1) clinical and regulatory developments regarding our product candidate and those of our competitors; (2) arrangements or strategic partnerships by our competitors; (3) other announcements by us or our competitors regarding technological, drug development, sales, or other matters; (4) patent or other intellectual property achievements or adverse developments; (5) arrivals or departures of key personnel; (6) changes in financial estimates and recommendations by securities analysts; (7) government regulatory action affecting our product candidate and our competitors’ products in the United States, Canada, and foreign countries; (8) actual or anticipated fluctuations in revenues or expenses; (9) general market conditions and fluctuations for the emerging growth and biopharmaceutical market sectors; (10) failure to enter into favorable third-party manufacturing agreements; (11) events related to threatened, new, or existing litigation; (12) economic conditions in the United States, Canada, or abroad; (13) purchases or sales of blocks of our securities; (14) difficulties in our ability to obtain additional financing; and (15) the spread of infectious disease, including the ongoing COVID-19 pandemic.
The recent listing of our common shares on NASDAQ may increase share price volatility due to various factors, including that the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common shares, regardless of our operating performance. In addition, sales of substantial amounts of our common shares in the public market after any offering, or the perception that those sales may occur, could cause the market price of our common shares to be adversely affected.
As at the date hereof, our Major Shareholders together own, directly or indirectly, an aggregate of approximately 12.1% of our outstanding common shares. A decision by one or more of our Major Shareholders or any other significant shareholder to sell a substantial amount of our common shares could cause the trading price of our common shares to be adversely affected. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common shares drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.
These factors, among others, could depress the trading price of our securities. Because we may experience high volatility in our common shares, individuals or entities should not invest in our common shares unless prepared to absorb a significant loss of capital. At any given time, investors may not be able to sell their shares at a price that is acceptable or at all. The market liquidity for our stock is low. While a more active trading market may develop in the future, the limited market liquidity for our common shares may affect an investor’s ability to sell at a price that is satisfactory to them or at all.
We do not expect to pay any cash dividends for the foreseeable future.
Investors should not rely on an investment in our common shares to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common shares in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common shares. Accordingly, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common shares.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for our common shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover our company downgrade our common shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause our share price and trading volume to decline.
We would not be able to successfully commercialize product candidates if we are unable to create sales, marketing, and distribution capabilities or make adequate arrangements with third parties, including entering into collaborations with partners, for such purposes.
In order to commercialize our product candidates successfully, we could, on a product-by-product basis, either develop internal sales, marketing, and distribution capabilities or make arrangements with third parties, including entering into collaborations with partners, to perform some or all of these services. We currently have no marketing capabilities and sales force. To the extent that we internally develop a sales force, the cost of establishing and maintaining a sales force would be substantial and may exceed our cost effectiveness. In addition, in marketing our drugs, we would likely compete with many companies that currently have extensive and well-funded marketing and sales operations. Despite marketing and sales efforts, we may be unable to compete successfully against these companies. We may not be able to do so on favorable terms. We could rely on third parties to market and sell our products in certain territories, rather than establishing an internal sales force. When we contract with third parties, including entering into collaborations with partners, for the sale and marketing of our products, revenues depend upon the efforts of these third parties, which may not be successful. If we fail to establish successful marketing and sales capabilities or to make arrangements with third parties for such purposes, our business, financial condition, results of operations and prospects will be materially adversely affected.
We are subject to intense competition for skilled personnel. The loss of key personnel or the inability to attract additional personnel could impair our ability to conduct operations.
We are highly dependent on our management and staff; the loss of whose services might adversely impact our ability to achieve our objectives. Recruiting and retaining qualified management and other personnel is critical to our success. Competition for skilled personnel is intense, and the ability to attract and retain qualified personnel may be affected by such competition. We do not maintain “key person” insurance for any of our key personnel.
We are subject to the risk of product liability claims, for which we may not have, or may not be able to obtain, adequate insurance coverage. We may also be subject to legal and administrative proceedings and litigations other than product liability lawsuits which could materially harm our business and ability to conduct our clinical trials and fund our operations.
Human therapeutic products involve the risk of product liability claims and associated adverse publicity. Currently, our principal risks relate to participants in the clinical trials who may suffer unintended consequences. Claims might be made directly by consumers, patients, healthcare providers, or pharmaceutical companies or others selling or consuming any of our products, if approved. We may not have or be able to obtain or maintain sufficient and affordable insurance coverage, including coverage for potentially very significant legal expenses. Without sufficient coverage, any claim brought against us could have a materially adverse effect on our business, financial condition, results of operations or prospects.
We may also be subject to legal and administrative proceedings and litigations other than product liability lawsuits which could materially harm our business and ability to conduct our clinical trials and fund our operations.

Legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations.
Future changes in financial accounting standards may cause adverse, unexpected revenue or expense fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future, and we may make, or may be required to make, changes in our accounting policies in the future. Compliance with changing regulations of corporate governance and public disclosure, notably with respect to internal controls over financial reporting, may result in additional expenses. Changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for companies like us, and insurance costs are increasing as a result of this uncertainty.
We may incur losses associated with foreign currency fluctuations.
Effective January 1, 2020, the Company adopted the United States dollar as its functional and reporting currency. Prior to that date, its functional and reporting currency was the Canadian dollar. Our operations are, in some instances, conducted in currencies other than the U.S. dollar (principally in Canadian dollars) and a portion of our net monetary assets is denominated in other currencies (principally in Canadian dollars). Fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange losses.
We may incur losses due to adverse decisions by tax authorities.
Our income tax reporting is subject to audit by tax authorities. The effective tax rate may change from year to year based on the mix of income; non-deductible expenses; changes in tax law; and changes in the estimated values of future income tax assets and liabilities.
We may enter into transactions and arrangements in the ordinary course of business in which the tax treatment is not entirely certain. We must therefore make estimates and judgments in determining our consolidated tax provision. In addition, we apply for numerous tax credits that play an important role in our financial planning and we are not certain that the tax authorities will grant them. The final outcome of any audits by taxation authorities may differ from estimates and assumptions used in determining the consolidated tax provisions and accruals. This could result in a material effect on our consolidated research tax credits, income tax provision, financial position and the net income/loss for the period in which such determinations are made.
We are subject to taxation in Canada and were subject to taxation in certain foreign jurisdictions prior to the corporate reorganization. Our effective tax rate and tax liability are determined by a number of factors, including the amount of taxable income in particular jurisdictions, the tax rates in these jurisdictions, tax treaties between jurisdictions, the extent to which we transfer funds to and repatriate funds from our subsidiaries and future changes in laws. An adverse interpretation or ruling by one of the taxing authorities in a jurisdiction in which we operate or a change in law could increase our tax liability or result in the imposition of penalty payments, which could adversely impact our operating results.
Our Major Shareholders have influence over our business and corporate matters, including those requiring shareholder approval. This could delay or prevent a change in control. Sales of common shares by our largest shareholders could have an impact on the market price of our common shares.
Power Sustainable Capital Investments Inc. (“PSCI”), a subsidiary of Power Corporation of Canada, and Rocabe Investments Inc., a company in which Mr. Roberto Bellini has a 50% equity interest (“Rocabe” and, together with PSCI, the “Major Shareholders”), together own, directly or indirectly, an aggregate of approximately 12.1% of our outstanding common shares as at the date hereof.
Pursuant to board representation agreements dated April 16, 2009, between us and each of PSCI and a predecessor to Rocabe (the “2009 Board Representation Agreements”), each of PSCI and Rocabe is entitled to cause two nominees to be included in the list of management nominees to be proposed for election to the Board at each shareholders meeting occurring following that date. Despite their rights, each of PSCI and Rocabe has only nominated one candidate. PSCI’s and Rocabe’s right to two nominees each shall terminate on the date each of PSCI, on the one hand, and Rocabe, the FMRC Family Trust (“FMRC”) and 1324286 Alberta Limited, a wholly-owned subsidiary of FMRC, collectively, on the other hand, ceases to beneficially hold at least 7.5% of our issued and outstanding common shares. Therefore, PSCI, FMRC, Rocabe and certain persons related to such entities have the ability to exercise a significant degree of influence over our business and the outcome of various corporate matters, including those requiring shareholder approval. In particular, this concentration of ownership may have the effect of delaying or deferring a change in control of the Company and may adversely affect the price of our common shares.
If we are a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes, the consequences to U.S. holders of our common shares may be adverse.
Under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we will be classified as a PFIC in respect of any taxable year in which either (i) 75% or more of our gross income consists of certain types of “passive income” or (ii) 50% or more of the average quarterly value of our assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, if we directly or indirectly own at least 25% by value of the shares of another corporation, we will be treated as if we held our proportionate share of the assets and received directly our proportionate share of the income of such other corporation. PFIC status is a factual determination that needs to be made annually after the close of each taxable year, on the basis of the composition of our income, the relative value of our active and passive assets, and our market capitalization. For this purpose, our PFIC status depends in part on the application of complex rules, which may be subject to differing interpretations, relating to the classification of our income and assets. Based on our interpretation of the law, our recent financial statements, and taking into account expectations about our income, assets and activities, we believe that we were a PFIC for the taxable year ended December 31, 2019 and expect that we will be a PFIC for the current taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder (as defined below under “Material United States Federal Income Tax Considerations for U.S. Holders”) holds our common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our common shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferential tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. In certain circumstances, a U.S. Holder may alleviate some of the adverse tax consequences attributable to PFIC status by making either a “qualified electing fund” (“QEF”) election (subject to the provision of certain information necessary for U.S. Holders to make a QEF Election) or a mark-to-market election (if our common shares constitute “marketable” securities under the Code).
For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this prospectus entitled “Material United States Federal Income Tax Considerations for U.S. Holders.” U.S. Holders should also consult their tax advisors regarding the potential U.S. federal income tax consequences of investing in a PFIC.
We are an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make our common shares less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenue of US$1.07 billion or more; (ii) December 31, 2024 (the last day of the fiscal year ending after the fifth anniversary of the date of the completion of the first sales of its common equity pursuant to an effective registration statement under the U.S. Securities Act); (iii) the date on which we have issued more than US$1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 (“Section 404”) of the Sarbanes-Oxley Act Sarbanes-Oxley Act (2002), as amended (the “Sarbanes-Oxley Act”).
We may take advantage of some, but not all, of the available exemptions available to emerging growth companies. For example, our auditors have not been engaged to attest on our internal controls over financial reporting. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.
The COVID-19 pandemic could adversely impact our business and operations, including clinical trials.
In December 2019, a novel strain of coronavirus known as “COVID-19” surfaced in Wuhan, China and rapidly spread to multiple countries around the world. In March 2020, COVID-19 was declared a global pandemic by the World Health Organization.
Patient enrollment for our Phase 2 RELIEF clinical trial of BLU-5937 for the treatment of refractory chronic cough was completed prior to COVID-19 being declared a pandemic. However, we decided to close the trial early due to the impact of the COVID-19 pandemic on clinical trial activities. A total of 13 patients discontinued from the trial as a result of difficulties with conducting follow-up visits related to the COVID-19 pandemic or early termination of the trial. As a result, only 52 of a planned 68 patients completed both treatment periods, which may affect the quality, completeness and interpretability of data that we were able to collect from this trial. Moreover, COVID-19 may affect the timing and success of our Phase 2b SOOTHE clinical trial and our Phase 2 BLUEPRINT clinical trial. For instance, we may encounter delays or difficulties in clinical site initiation or patient enrollment, including as a result of a worsening of the COVID-19 pandemic. Moreover, if patients enrolled in the trial develop COVID-19, we may be required to interrupt key clinical trial activities at certain sites or it may limit the quality, completeness and interpretability of data we are able to collect. These factors may be exacerbated because frequent coughing, which is the hallmark of refractory chronic cough, and taste disturbances, a potential side effect of P2X3 antagonists, are also COVID-19 symptoms.
Since we are considered an “essential service”, our operations in Quebec have not been subject to mandated business closures and, accordingly, disruptions to our business as a result of COVID-19 have been limited thus far. However, the COVID-19 pandemic continues to rapidly evolve and the extent to which it may impact our business will depend on future developments that are highly uncertain, such as the geographic spread and duration of the outbreak, travel restrictions and other public health measures, business closures or business disruptions, and the availability and effectiveness of treatments for the disease.
We cannot presently predict the scope and severity of any potential business shutdowns or disruptions related to COVID-19, but if we or any of the third parties with whom we engage, including the suppliers, regulators, contract research organizations and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. If the COVID-19 outbreak continues or increases in severity and results in expanded or prolonged travel, commercial or other similar restrictions, we could experience supply, logistics or other disruptions, which could have a negative impact on our ability to conduct research and development (including clinical trials) or commercialize products. As a result of the COVID-19 pandemic, we may experience disruptions that could severely impact our business and clinical trials, including:
•
delays or difficulties enrolling and retaining patients in clinical trials;

•
delays or difficulties in clinical site initiation, including difficulties in recruiting clinical staff;

•
interruption of key clinical trial activities, such as clinical trial site data monitoring, or interruption of clinical trial procedures;

•
limitations on the quality, completeness and interpretability of data we are able to collect from clinical trials;

•
interruption or delays in the operations of regulatory authorities, which may in turn impact approval timelines;

•
interruption or delays in the operations of our suppliers of components or raw materials, such as the China-based third-party contract manufacturer that supplies the API for BLU-5937, contract research organizations and other third parties as a result of staffing shortages, production slowdowns or stoppages, or other similar disruptions caused by the pandemic;

•
market volatility and conditions may limit our ability to raise additional capital to finance our business plans on attractive terms or at all;

•
we may suffer negative consequences due to vulnerabilities that may emerge as a result of shutdowns or disruptions, such as a cybersecurity incident;

•
one of our key executives, scientists or other personnel becomes incapacitated by COVID-19;

•
limitations on employee resources;

•
changes in local regulations related to responses to the COVID-19 pandemic may require us to change the way we conduct our on-going clinical trials, which may result in additional costs or disruptions to our clinical trials; and

•
the FDA could refuse to accept clinical data from clinical trials in geographies affected by COVID-19.

Depending on its duration and severity, the COVID-19 pandemic may also have the effect of heightening other risks described in the “Risk Factors” section of this prospectus.
Brexit may create volatility in markets and uncertainty regarding future laws and regulations in the United Kingdom and the rest of Europe.
Our business is subject to risks associated with the exit of the United Kingdom from the European Union, commonly referred to as “Brexit”, following the outcome of the British referendum held on June 23, 2016. On January 31, 2020, under the terms of the agreement on the withdrawal of the United Kingdom and Northern Ireland from the European Union and the European Atomic Energy Community, the United Kingdom withdrew from the European Union, beginning a transition period ending on December 31, 2020, unless extended. During the transition period, the United Kingdom remains in the EU single market and EU customs union. It remains unclear whether the transition period will end on December 31, 2020, or be extended for one or two years. It also remains unclear whether the United Kingdom and the European Union will be able to negotiate a free trade agreement and other arrangements before the transition period ends, and if not what agreements will be reached. There also remains the possibility that there will be no such agreements reached between the parties at the end of the transition period. If agreements are reached, it is unclear what the nature and the scope of them will be. Among other uncertainties, it is unclear which existing laws, regulations and standards the United Kingdom will choose to retain, modify or abrogate following the end of the transition period. These and other Brexit-related developments affecting either the United Kingdom or the European Union following the transition period may have a material adverse effect on global economic conditions and or on the stability of global financial markets, and may affect our ability to carry out our plans with respect to the development of BLU-5937, which in turn could have a material adverse effect on our business and financial condition.
Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches.
Despite the implementation of security measures, our internal computer systems, and those of our third parties on which we rely, are vulnerable to damage from computer viruses and unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication, electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. While we have not experienced any such material system failure or security breach to our knowledge to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, ongoing or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our future product candidates could be delayed.
The biopharmaceutical industry is subject to rapid technological change, which could affect the commercial viability of our products.
The biopharmaceutical industry is subject to rapid and significant technological change. Research, discoveries or inventions by others may result in medical insights or breakthroughs which render our products less competitive or even obsolete. Furthermore, there may be breakthroughs of new biopharmaceutical technologies which may become superior to ours that may result in the loss of our commercial advantage. Our future success will, in part, depend on our ability to, among others:
•
develop or license new technologies that address the changing needs of the medical community; and

•
respond to technological advances and changing industry standards and practices in a cost-effective and timely manner.

Developing technology entails significant technical and business risks and substantial costs. We cannot assure you that we will be able to utilize new technologies effectively or that we will be able to adapt our existing technologies to changing industry standards in a timely or cost-effective manner, or at all. If we are unable to keep up with advancements in technology, our business, financial conditions and results of operations could be materially adversely affected.
Risks Related to Future Sales or Issuances of Securities Under this Prospectus
An investment in our common shares may result in the loss of an investor’s entire investment.
An investment in our common shares is speculative and may result in the loss of part of or all of an investor’s entire investment. Only potential investors who can afford to lose their entire investment should consider an investment in our common shares.
An investor may be unable to bring actions or enforce judgments against us and certain of our directors and officers.
We are incorporated under the laws of Canada, and our principal executive offices are located in Canada. Most of our directors and officers and many of the experts named in this prospectus reside outside of the United States and all or a substantial portion of our assets and the assets of such persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on us or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against those persons or us. See “Enforcement of Judgments Against Foreign Persons or Companies.”
There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible for U.S. holders of common shares to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus. Additionally, some of our directors and officers reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for U.S. holders of common shares to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons.
The market price for our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control.
The factors which may contribute to market price fluctuations of our common shares include, but are not limited to, the following:
•
actual or anticipated fluctuations in our quarterly results of operations;

•
recommendations by securities research analysts;

•
changes in the economic performance or market valuations of companies in the industry in which we operate;

•
addition or departure of our executive officers and other key personnel;

•
release or expiration of transfer restrictions on outstanding common shares;

•
sales or perceived sales of additional common shares;

•
operating and financial performance that vary from the expectations of management, securities analysts and investors;

•
regulatory changes affecting our industry generally and its business and operations;

•
announcements of developments and other material events by us or our competitors;

•
fluctuations to the costs of vital production materials and services;

•
changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•
operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

•
news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

We may sell additional common shares or other securities that are convertible or exchangeable into common shares in subsequent offerings or may issue additional common shares or other securities to finance future operations or acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of our common shares. Sales or issuances of substantial numbers of common shares or other securities that are convertible or exchangeable into common shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of our common shares. With any additional sale or issuance of common shares or other securities that are convertible or exchangeable into common shares, investors will suffer dilution to their voting power and economic interest in us. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the common shares they receive, the trading price of the common shares may decrease due to the additional amount of common shares available in the market.
Our management will have broad discretion with respect to the application of net proceeds received from any offering of our common shares under this prospectus.
Our management will have broad discretion in the application of the net proceeds from any offering of our common shares under this prospectus and you will not have the opportunity as part of your investment to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds of an offering, their ultimate use may vary substantially from their currently intended use. Our management may spend net proceeds received by us from a sale of our common shares in ways that do not improve our results of operations or enhance the value of our common shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our securities issued and outstanding from time to time to decline.
We incur increased costs as a result of operating as a public company in the United States and our management will be required to devote substantial time to new compliance initiatives.
As a public company, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act, we will incur significant legal, accounting and other expenses that we did not incur prior to being listed in the United States. In addition, the Sarbanes-Oxley Act, and rules implemented by the SEC, and NASDAQ, impose various other requirements on public companies, and we will need to spend time and resources to ensure compliance with our reporting obligations under Canadian securities laws, as well as our obligations in the United States.
Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither us nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities required for public company more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
Being a public company in the United States and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.
As a foreign private issuer under applicable U.S. federal securities laws, we are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell securities of the Company as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.
The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company.
In order to maintain our current status as a foreign private issuer, a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the common shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

LEGAL MATTERS
Unless specified in the applicable prospectus supplement, certain legal matters relating to securities offered by this prospectus will be passed upon on our behalf by Davies Ward Phillips & Vineberg LLP with respect to Canadian legal matters and by Goodwin Procter LLP with respect to United States legal matters. In addition, certain legal matters in connection with an offering and sale of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law.
As of the date of this prospectus, the partners and associates of Davies Ward Phillips & Vineberg LLP, as a group, own beneficially, directly or indirectly, less than 1% of our outstanding securities of any class and less than 1% of the outstanding securities of any class of our associates or affiliates.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Our auditors are KPMG LLP, Chartered Professional Accountants (“KPMG”), 1500 — 600, De Maisonneuve Boulevard West, Montreal, Québec, Canada, H3A 0A3.
The transfer agent and registrar for our common shares in the United States is Computershare Inc. at its principal offices located in Canton, Massachusetts. The transfer agent and registrar for our common shares in Canada is Computershare Investor Services Inc. at its offices located in Montreal, Quebec.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, that most of our officers and directors are residents of Canada, that many of the experts named in this prospectus may be residents of Canada, and that most or all of our assets and the assets of said persons are located outside of the United States.
We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of our common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws.
Each of Franklin Berger, one of our directors, and Ramzi Benamar, our chief financial officer, resides outside of Canada and has appointed BELLUS Health as agent for service of process in Canada at the following address: 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if such person has appointed an agent for service of process.
We filed with the SEC, concurrently with the U.S. Registration Statement of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of our common shares under this prospectus.

PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Unless otherwise provided in the applicable prospectus supplement, the following is a description of a purchaser’s statutory rights.
Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, the prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. Such withdrawal right may be exercised within two business days after receipt or deemed receipt of a prospectus, the prospectus supplement, and any amendment. However, purchasers of common shares distributed under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the common shares and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the common shares purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the common shares purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.
Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of common shares distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.
A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal advisor.

CERTIFICATE OF THE COMPANY
Date: December 23, 2020
This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces of Canada.
(Signed) Roberto Bellini President and Chief Executive Officer	(Signed) Ramzi Benamar Chief Financial Officer
On behalf of the Board of Directors
(Signed) Dr. Francesco Bellini Director	(Signed) Pierre Larochelle Director

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PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.
The by-laws of the Registrant provide that, the Registrant shall, unless the board of directors of the Registrant shall otherwise determine in any particular case, indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity, of another entity to the maximum extent not prohibited by the CBCA. The by-laws of the Registrant provide that the Registrant may purchase and maintain such insurance for the benefit of an individual referred to in this paragraph against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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EXHIBITS
Exhibit Number	Description
4.1
Annual information form of the Registrant dated February 27, 2020 for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s annual report on Form 40-F with the SEC on February 27, 2020).

4.2
Audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2019 and 2018 together with the auditors’ reports thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s annual report on Form 40-F with the SEC on February 27, 2020).

4.3
Management’s discussion and analysis of the Registrant dated February 27, 2020 for the years ended December 31, 2019 and 2018 (incorporated by reference to Exhibit 99.3 to the Registrant’s annual report on Form 40-F with the SEC on February 27, 2020).

4.4
Management information circular of the Registrant dated March 18, 2020 for the annual and special meeting of shareholders of the Registrant held on May 14, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K with the SEC on April 8, 2020).

4.5
Unaudited condensed consolidated interim financial statements of the Registrant and the notes thereto for the nine months ended September 30, 2020 and 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K with the SEC on November 12, 2020).

4.6
Management’s discussion and analysis of the Registrant for the nine-month periods ended September 30, 2020 and 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K with the SEC on November 12, 2020).

4.7
Material change report of the Registrant dated March 31, 2020 regarding the Registrant’s acquisition of the remaining intellectual property rights to BLU-5937 from adMare (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K with the SEC on March 25, 2020).

4.8**	Material change report of the Registrant dated October 28, 2020 announcing the closing of the Registrant’s US$40 million public offering of common shares in Canada and the United States.
4.9
Material change report of the Registrant dated December 7, 2020 regarding the appointment of Ramzi Benamar as Chief Financial Officer (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K with the SEC on December 7, 2020).

5.1*	Consent of KPMG LLP.
5.2**	Consent of Davies Ward Phillips & Vineberg LLP.
6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*
Filed herewith.

**
Previously filed.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
(a)
The Registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, Canada, on the 23rd day of December, 2020.
BELLUS HEALTH INC.
By:
/s/ Roberto Bellini

Name: Roberto Bellini
Title:  President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 23rd, 2020.
Signature	Title
/s/ Roberto Bellini Roberto Bellini	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ramzi Benamar Ramzi Benamar	Chief Financial Officer (principal financial and accounting officer)
* Francesco Bellini	Chair
* Youssef L. Bennani	Director
* Franklin M. Berger	Director
* Clarissa Desjardins	Director
* Pierre Larochelle	Director
* Joseph Rus	Director
* By:	/s/ Roberto Bellini Roberto Bellini Attorney-in-Fact

III-2

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, on the 23rd day of December, 2020.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director

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